Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of SOPHiA GENETICS SA of our report dated March 15, 2022 relating to the financial statements, which appears in SOPHiA GENETICS SA’s Annual Report on Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers SA
Lausanne, Switzerland
August 9, 2022